SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

I.
II.
III.  FORM 8-K
IV.   FORM 8-KSB

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT: (Date of earliest event reported): August 20, 1999
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                             GRACE DEVELOPMENT, INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

           COLORADO                    0-25582                   84-110469
           --------                    -------                   ---------
(State or other jurisdiction of    (Commission File           (IRS Employer
incorporation or organization)         Number)            Identification Number)

                 2685 So. Dayton Way, Unit 42, Denver, CO 80231
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          (Address of principal executive offices, including zip code)

                                  303-337-5700
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              (Registrant's telephone number, including area code)

ITEM 5. Other Events

      On August 20, 1999 the Registrant issued a press release announcing that it has entered into an Agreement and Plan of
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Merger (the "Agreement"), dated as of August 20, 1999, which, among other terms, provides for the merger (the "Merger") of a wholly-owned subsidiary of Registrant with and into New Millennium Multimedia, Inc., a Georgia corporation ("New Millennium"), with New Millennium as the surviving corporation. A copy of this press release is attached as Exhibit 99.1 to this Report. The parties to the Agreement are Registrant, New Millennium, the shareholders of New
Millennium, Grace Newco, Inc. ("Newco"), a Georgia corporation and wholly-owned subsidiary of Registrant, and Signal Compression, Inc. ("Signal"), a Nevada corporation which is a principal shareholder of Registrant. The Merger is intended to qualify as a tax-deferred reorganization under Section 368(a) of the Internal Revenue Code. The Agreement is attached as Exhibit 2 to this Report.
The description of the Agreement and the Merger contained in this Report is qualified in its entirety by reference to the Agreement.

      Pursuant to the Agreement, in a series of simultaneous transactions, Newco will merge into New Millennium, and the shareholders of NM will receive shares of the common stock, no par value, of the Registrant (the "Common Stock") as consideration for the Merger. At the effective time of the Merger, each share of New Millennium's common stock, par value $1.00 per share ("NM Common Stock"), will be converted into the right to receive 66.3013 shares of the Common Stock, with an aggregate issuance to shareholders of New Millennium of 53,029,371 shares of Common Stock. Registrant currently has issued and outstanding 7,599,962 shares of Common Stock. All issued and outstanding shares of Newco , which were issued to Registrant prior to the Merger, will constitute all of the issued and outstanding shares of New Millennium after the Merger. Outstanding warrants and other rights to purchase NM Common Stock will be converted into warrants or rights to purchase the Common Stock at the same conversion rate as effective for New Millennium Common Stock in the Merger.

      The Agreement contains customary representations and warranties by the parties, including those relating to the organization and authority of the parties; capitalization; financial condition and absence of material changes; disclosure of material contracts, litigation, assets and encumbrances, obligations, and proceedings; and transactions with affiliated parties. The Agreement requires the resignation of all officers and directors of the Registrant within 10 days after effectiveness of the Merger. Signal and Registrant on the one hand, and New Millennium on the other, each have agreed to


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indemnify the other with respect to certain matters, including breaches of representations and warranties contained in the Agreement and claims of third parties. To secure the obligations of Signal and the Registrant under the Agreement, Signal has agreed to pledge shares of Common Stock held by it to New Millennium pursuant to a stock pledge agreement. At the closing of the transactions contemplated by the Agreement, the Registrant will deliver to Jacob Barrocas, its sole director and chief executive officer, a release of Mr. Barrocas from all liabilities owed to the Registrant. The release agreement also provides for indemnification of Mr. Barrocas against claims released thereby and those asserted by third parties relating to the Registrant.

      The principal conditions to closing the transactions contemplated by the Agreement include (a) completion of due diligence activities; (b) the filing of an information statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission and the mailing of such information statement to the holders of Common Stock; and (c) the filing of amendments to certain of Registrant's reports filed with the Securities and Exchange Commission, including certain annual reports on Form 10-KSB, certain quarterly reports on Form 10-QSB, and certain current reports on Form 8-K. The Registrant anticipates that the Merger will be closed and become effective by mid-September 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c) Exhibits:

            Exhibit 2: Agreement and Plan of Merger dated August 20, 1999.

            Exhibit 99.1: Press Release of Merger dated August 20, 1999.


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                                   Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GRACE DEVELOPMENT, INC.


Dated: September 3, 1999         By: /s/ Jacob Barrocas
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                                     Jacob Barrocas
                                     President and Treasurer
                                     (Principal Executive and Financial Officer)